Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Net Element, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 (File No. 333-222466) of Net Element, Inc., of our report dated April 2, 2018, relating to the consolidated financial statements, at and for the years ended December 31, 2017 and 2016, which appear in the Company’s Annual Report on Form 10-K.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida
June 1, 2018